                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM T-1
                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)___

                      BANKAMERICA NATIONAL TRUST COMPANY
             (Exact name of trustee as specified in its charter)

                                Not Applicable
 (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                  95-3804037
                     (I.R.S. Employer Identification No.)

             One World Trade Center, New York, New York 10048-1191 (Address of principal executive offices) (Zip Code)

                                General Counsel
                            Bank of America NT & SA
                         335 Madison Avenue, 4th Floor
                              New York, NY 10017
                                (212) 503-8297
          (Name, address and telephone number of agent for services)

                               ----------------

                          Avery Dennison Corporation
                    (Exact name obligor as specified in its
                                  its charter)
              Delaware                                      95-1492269
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

    150 North Orange Grove Boulevard                           91103
          Pasadena, California                              (Zip Code)
(Address of principal executive offices)

                               ----------------

                                Debt Securities
                      (Title of the indenture securities)

                                    GENERAL
Item 1.    General Information.
           Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

           Comptroller of the Currency, 250 E Street,
           S.W., Washington, D.C. 20219; Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington, D.C. 20429; Board of Governors of The Federal Reserve System, 20th and C Streets, N.W., Washington D.C. 20551

     (b)   Whether it is authorized to exercise corporate trust powers.
           Yes

Item 2.    Affiliations with Obligor

           If the obligor is an affiliate of the trustee, describe each such affiliation.

           The obligor is not an affiliate of the trustee. (See Note on Page 3)

Item 16.   List of Exhibits

           List below are exhibits filed as a part of this statement of eligibility and qualification.

           Exhibit 1 A copy of the Articles of Association of the Trustee; incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-34670.

           Exhibit 2 A copy of the Certificate of Authority to Commence Business of the Trustee, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 2-97868.

           Exhibit 3    Included in Exhibit 1.

           Exhibit 4 A copy of the existing by-laws of the Trustee; incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-34670.

           Exhibit 5 A copy of each indenture referred to in Item 4 if the obligor is in default.

                        Not applicable.

     Exhibit 6 Consents of BankAmerica National Trust Company formerly Security Pacific National Trust Company (New York) required by Section 321 (b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit 6, filed with Form T-1 Statement, Registration No. 2-97868.

     Exhibit 7 A copy of the latest report of the Trustee published pursuant to the laws or the requirements of its supervising or examining authority.

     Exhibit 8 A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                Not Applicable.

     Exhibit 9 Foreign trustees are required to file a consent to service of process on Form F-X.

                Not Applicable.

                             --------------------

                                     NOTE

        Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Item 2 the answer to said Item is based on incomplete information.

        Item 2 may be considered correct unless amended by an amendment to this Form T-1.
                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, BankAmerica National Trust Company, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 3rd day of May, 1995.


                                BANKAMERICA NATIONAL TRUST COMPANY


                                By        GEOVANNI BARRIS
                                   ------------------------------------------
                                          Geovanni Barris
                                     Assistant Vice President

                                                           Exhibit 7 to Form T-1

BANKAMERICA NATIONAL TRUST COMPANY
One World Trade Center, 18th Floor
New York City, NY 10048

FDIC Certificate Number 24430

Consolidated Report of Condition for
Insured Commercial Banks for December 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                  Dollar Amounts in Thousands
- ------------------------------------------------------------------------------
 Assets

 1.   Cash and balances due from depository institutions
      (from Schedule RC-A):
      a.   Noninterest-bearing balances and currency
           and coin [1]........................................        850,437
      b.   Interest-bearing balances [2].......................         10,200
 2.   Securities:
      a.   Held-to-maturity securities
           (from Schedule RC-B, column A)......................          2,012
      b.   Available-for-sale securities
           (from Schedule RC-B, column D)......................          4,729
 3.   Federal funds sold and securities purchases under
      agreements to resell:
      a.   Federal funds sold..................................
      b.   Securities purchased under agreements to resell.....         22,394
 4.   Loans and lease financing receivables:
      a.   Loans and leases, net of unearned
           income (from Schedule RC-C)..........        186,898
      b.   LESS: Allowance for loan and
           lease losses.........................            375
      c.   LESS: Allocated transfer risk
           reserve..............................
      d.   Loans and leases, net of unearned income,
           allowance, and reserve (item 4.a minus
           4.b and 4.c)........................................        186,541
 5.   Assets held in trading accounts (from Schedule RC-D).....            980
 6.   Premises and fixed assets (including capitalized
      leases)..................................................
 7.   Other real estate owned..................................
 8.   Investments in unconsolidated subsidiaries and
      associated companies.....................................
 9.   Customer's liability to this bank on acceptances
      outstanding..............................................
10.   Intangible assets (from Schedule RC-M)...................          9,294
11.   Other assets (from Schedule RC-F)........................         29,232
12.   Total assets (sum of items 1 through 11).................      1,115,819
- --------------
[1] Includes cash items in process of collection and unposted debits.
[2] Includes time certificates of deposit not held in trading accounts.

                          Dollar Amounts in Thousands
- --------------------------------------------------------------------------------
Liabilities

13.  Deposits:
     a.   In domestic offices (sum of totals of columns
          A and C from Schedule RC-E)............................      891,053
          (1) Noninterest-bearing [1]............................      891,053
          (2) Interest-bearing...................................
     b.   In foreign offices, Edge and Agreement subsidiaries,
          and IBFs...............................................
          (1) Noninterest-bearing................................
          (2) Interest-bearing...................................
14.  Federal funds purchased and securities sold under agreements to repurchase:
     a.   Federal funds purchased................................
     b.   Securities sold under agreements to repurchase.........
15.  Demand notes issued to the U.S. Treasury....................
16.  Other borrowed money........................................       14,396
17.  Mortgage indebtedness and obligations under capitalized leases......................................................
18.  Bank's liability on acceptances executed and outstanding....
19.  Notes and debentures subordinated to deposits...............
20.  Other liabilities (from Schedule RC-G)......................       29,709
21.  Total liabilities (sum of items 13 through 20)..............      985,158
22.  Limited-life preferred stock................................
EQUITY CAPITAL
23.  Perpetual preferred stock...................................
24.  Common Stock................................................          500
25.  Surplus.....................................................      139,063
26(a)Undivided profits and capital reserves......................       (8,904)
26(b)Net unrealized holding gains (losses) on available for
     sale securities.............................................            2
27.  Cumulative foreign currency translation adjustments.........
28.  Total equity capital (sum of items 23 through 27)...........      130,661
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22 and 28)........................    1,115,819
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[1] Includes total demand deposits and noninterest-bearing time and savings deposits.